Exhibit (m)(xv) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K



                                 RULE 12B-1 PLAN

                                LETTER AGREEMENT

                           Federated Securities Corp.

                            Federated Investors Tower

                            Pittsburgh, PA 15222-3779

                                October 24, 2000


Vision Group of Funds
5800 Corporate Drive
Pittsburgh, PA  15237-7010

Dear Sirs:

      Under the Rule 12b-1 Plan between Federated Securities Corp. (the "Distributor") and Vision Group of Funds (the "Trust"), to be dated November 1, 2000, the Distributor agrees to contractually waive its Rule 12b-1 distribution fee of 0.25% (based on average daily net assets) to which it is otherwise entitled to receive on the designated Class or Fund listed below for a one year period starting from the commencement of each Fund's operations, which is anticipated to occur on or about December 18, 2000.

                   Vision International Equity Fund - Class A Shares
              Vision Pennsylvania Municipal Income Fund - Class A Shares

                  Vision Intermediate Term Bond Fund - Class A Shares
                     Vision Small Cap Stock Fund - Class A Shares

              Vision Institutional Limited Duration U. S. Government Fund
                     Vision Institutional Prime Money Market Fund
         Vision Managed Allocation Fund - Conservative Growth - Class A Shares
          Vision Managed Allocation Fund - Aggressive Growth - Class A Shares
           Vision Managed Allocation Fund - Moderate Growth - Class A Shares
                      Vision Large Cap Core Fund - Class A Shares


      If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof. This may be executed in counterpart

                                Very truly yours,

                                    FEDERATED SECURITIES CORP.


                                    By:  /S/ VICTOR R. SICLARI
                                       --------------------------------
                                    Name:  Victor R. Siclari
                                    Title:   Assistant Secretary

ACCEPTED:

VISION GROUP OF FUNDS


By:  /S/ VICTOR R. SICLARI
   ---------------------------
Name:  Victor R. Siclari
Title:    Assistant Secretary